Exhibit 10.18.2

BIOCEPT, INC.

SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”), amending the Note and Warrant Purchase Agreement by and among BIOCEPT, INC., a California corporation (the “Company”), and the investors listed on the Schedule of Investors attached thereto (the “Investors”), dated as of February 1, 2011, and amended as of July 1, 2011 (as amended, the “Purchase Agreement”), is entered into as of August 1, 2011 by and among the Company and the Investors. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, the Company and the Investors have previously entered into the Purchase Agreement;

WHEREAS, Section 6.7 of the Purchase Agreement provides that the Purchase Agreement may be amended with the written consent of (i) the Company and (ii) the holders of at least a majority in interest of the outstanding Securities (the “Required Holders”); and

WHEREAS, the undersigned constitute (i) the Company and (ii) the Required Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.        Recitals.    The reference to “$6,000,000” in the “whereas” clause contained in the recitals of the Purchase Agreement is hereby amended and restated such that it shall be “$12,000,000.”

2.        Section 2.6 of the Purchase Agreement.    The first sentence of Section 2.6 of the Purchase Agreement shall be amended and restated to read in its entirety as follows:

“On July 1, 2011, the sixth closing of the purchase and sale of the Notes in the principal amounts set forth opposite each Investor’s name under the heading “Sixth Closing Principal Amount of Note” on the Schedule of Investors attached hereto (the “Sixth Closing”) shall take place.”

3.        Addition of New Section 2.7 of the Purchase Agreement.    A new Section 2.7 shall be added to the Purchase Agreement and shall read in its entirety as follows:

“2.7    Seventh Closing.    On August 1, 2011, the seventh closing of the purchase and sale of the Notes in the principal amounts set forth opposite each Investor’s name under the heading “Seventh Closing Principal Amount of Note” on the Schedule of Investors attached hereto (the “Seventh Closing”) shall take place.

(a)        Deliveries by the Company.    At the Seventh Closing, the Company shall deliver to each Investor participating in the Seventh Closing (a) a duly executed Note (in the principal amount set forth on the Schedule of Investors attached hereto under the heading “Seventh Closing Principal Amount of Note”) and (b) a duly executed Warrant to purchase the Warrant Shares.

(b)        Deliveries by Investors.    At the Seventh Closing, the Investors shall, in the aggregate, deliver to the Company funds, by check or wire transfer, in the amount set forth on the Schedule of Investors attached hereto under the heading “Seventh Closing Principal Amount of Note.”

4.        Addition of New Section 2.8 of the Purchase Agreement.    A new Section 2.8 shall be added to the Purchase Agreement and shall read in its entirety as follows:

“2.8    Additional Closings.    At any time within six months following the Seventh Closing, the Company may sell up to the balance of the authorized Notes and Warrants not sold at the Seventh Closing, Sixth Closing, Fifth Closing, Fourth Closing, Third Closing, Second Closing and Initial Closing to such persons as may be approved by the Chief Executive Officer of the Company (the “Additional Investors”). With respect to any such additional closing (each an “Additional Closing” and each of the Additional Closings, Seventh Closing, Sixth Closing, Fifth Closing, Fourth Closing, Third Closing, Second Closing and Initial Closing, a “Closing”) all such sales at such Additional Closing shall be made on the terms and conditions set forth in this Agreement. This Agreement, including without limitation, the Schedule of Investors, may be unilaterally amended by the Company without the consent of the Investors to include any Additional Investors. Any Notes and Warrants sold pursuant to this Section 2.8 shall be deemed to be “Notes” and “Warrants” for all purposes under this Agreement, and any Additional Investors thereof shall be deemed to be “Investors” for all purposes under this Agreement.

(a)        Deliveries by the Company.    At each Additional Closing, the Company shall deliver to each Additional Investor participating in such Additional Closing (a) a duly executed Note (in the principal amount of such Additional Investor’s Loan Amount) and (b) a duly executed Warrant to purchase the Warrant Shares.

(b)        Deliveries by Investors.    At each Additional Closing, each Additional Investor participating in such Additional Closing shall deliver to the Company funds, by check or wire transfer, in the amount of such Additional Investor’s portion of the Loan Amount.”

5.        Schedule of Investors attached to the Purchase Agreement.    The Schedule of Investors attached to the Purchase Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

6.        Effect of Amendment.    Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

7.        Governing Law.    This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to its conflicts of laws principles.

8.        Counterparts.    This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY		INVESTORS:

BIOCEPT, INC. a California corporation		Reiss Family GST Ex Marital Deduction Trust UDT 12/19/1988

By:	/s/ David F. Hale	By:	/s/ Claire K.T. Reiss

Name:	David F. Hale	Name:	Claire K.T. Reiss

Title:	Executive Chairman	Title:	Trustee

The Reiss Family Survivor’s Trust UDT dated December 19, 1988:

By:	/s/ Claire K.T. Reiss

Name:	Claire K.T. Reiss

Title:	Trustee

EXHIBIT A

SCHEDULE OF INVESTORS

INVESTOR NAME	INITIAL CLOSING PRINCIPAL AMOUNT OF NOTE	SECOND CLOSING PRINCIPAL AMOUNT OF NOTE	THIRD CLOSING PRINCIPAL AMOUNT OF NOTE	FOURTH CLOSING PRINCIPAL AMOUNT OF NOTE	FIFTH CLOSING PRINCIPAL AMOUNT OF NOTE	SIXTH CLOSING PRINCIPAL AMOUNT OF NOTE	SEVENTH CLOSING PRINCIPAL AMOUNT OF NOTE

The Reiss Family GST Exempt Marital Deduction Trust	$1,000,000	$0	$1,000,000	$0	$1,000,000	$0	To be determined

Address: 9675 La Jolla Farms Road La Jolla, CA 92037

The Reiss Family Survivor’s Trust UDT dated December 19, 1988	$0	$1,000,000	$0	$1,000,000	$0	$1,000,000	To be determined

Address: 9675 La Jolla Farms Road La Jolla, CA 92037

TOTAL:	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000[1]

1 $1,000,000 in the aggregate to be lent by The Reiss Family GST Exempt Marital Deduction Trust and/or The Reiss Family Survivor’s Trust UDT dated December 19, 1988.